Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated July 16, 2025 with respect to the consolidated financial statements of Mercury Acquisitions Topco Limited included in Current Report of Steven Madden, Ltd. on Form 8-K filed on July 16, 2025. We consent to the incorporation by reference of the aforementioned report in the Registration Statements of Steven Madden Ltd. on Forms S-8 File Nos. 333-231874, 333-160520, 333-138584, 333-184564, and 333-283163.

/s/ Grant Thornton

Dublin, Ireland

July 16, 2025